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                                                            Exhibit - (d)(3)(ii)

                                   SCHEDULE A

                              WITH RESPECT TO THE

                        INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST

                                      AND

                              ING INVESTMENTS, LLC


                                   ANNUAL INVESTMENT MANAGEMENT FEE
SERIES                             --------------------------------
------                             (as a percentage of average daily net assets)

ING Convertible Fund               0.75% of the first $500 million of assets
                                   0.675% of the next $500 million of assets
                                   0.65% of the assets in excess of $1 billion

ING Equity and Bond Fund           0.75% of the first $500 million of assets
                                   0.675% of the next $500 million of assets
                                   0.65% of the assets in excess of $1 billion

ING LargeCap Growth Fund           0.75% of the first $500 million of assets
                                   0.675% of the next $500 million of assets
                                   0.65% of the assets in excess of $1 billion